Exhibit 4.1
FIFTH SUPPLEMENTAL INDENTURE
FIFTH SUPPLEMENTAL INDENTURE, dated as of November 25, 2019 (this “Fifth Supplemental Indenture”), among Albemarle Corporation, a Virginia corporation (the “Company”), whose principal office is located at 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209, Albemarle Wodgina Pty Ltd (ACN 630 509 303), a proprietary limited company incorporated under the laws of Australia (“Wodgina”), whose registered offices are located at Level 3, 25 National Circuit, Forrest, ACT 2603, Australia, a wholly owned subsidiary of the Company, and U.S. Bank National Association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company and the Trustee have duly executed and delivered an Indenture, dated as of January 20, 2005, (as amended and supplemented from time to time, the “Indenture”), providing for the authentication, issuance, delivery and administration of unsecured notes, debentures or other evidences of indebtedness to be issued in one or more series by the Company (herein called a “Security” or the “Securities”); and
WHEREAS, the Company desires to amend and supplement the provisions of the Indenture for the purpose of adding Wodgina as an issuer of Securities issuable pursuant to the Indenture on or after the date hereof, including the Notes (as defined below); and
WHEREAS, pursuant to the Indenture the Company desires to provide for the establishment of a series of Securities (the “Notes”) to be issued under the Indenture by Wodgina and guaranteed by the Company (the “Guarantor”) in an initial aggregate principal amount of $300,000,000, which may be authenticated and delivered as provided in the Indenture; and
WHEREAS, the Company desires to amend and supplement the provisions of the Indenture to issue the Notes under the terms of the Indenture as supplemented hereby; and
WHEREAS, Section 9.01 of the Indenture expressly permits the Company and the Trustee, subject to certain conditions, to enter into one or more supplemental indentures for the purposes, inter alia, of adding to, changing or eliminating any of the provisions of the Indenture in respect of one or more series of Securities, and permits the execution of such supplemental indentures without the consent of the Holders of any Securities then outstanding; and
WHEREAS, for the purposes recited above, and pursuant to due corporate action, each of the Company and Wodgina has duly determined to execute and deliver to the Trustee this Fifth Supplemental Indenture; and
WHEREAS, all conditions and requirements necessary to make this Fifth Supplemental Indenture a valid instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized.
NOW, THEREFORE, in consideration of the premises, the Company, Wodgina, and the Trustee mutually covenant and agree as follows:
SECTION 1.DEFINITIONS.
1.1    All terms contained in this Fifth Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture.
1.2    Unless the context otherwise requires, the following terms shall have the following meanings:
“Company Request” or “Company Order” shall mean a written request or order signed in the name of the Company or Wodgina, as applicable by its Chairman of the Board, a Vice Chairman of the Board, its Chief Executive Officer, its President, a Vice President or its Chief Financial Officer and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, or similar officer or director in the case of Wodgina, and delivered to the Trustee.
“Guarantor” shall mean the Company.
“Global Security” means the Notes substantially in the form of Exhibit A hereto.
“Global Security Legend” means the legend appearing on the form of Global Security attached hereto as Exhibit A, Exhibit B and Exhibit C.
“Interest” or “interest” with respect to the Notes will be deemed to include any Additional Interest payable with respect to the Notes pursuant to the terms of the Registration Rights Agreement.
“Officer” means the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary of an Assistant Secretary, or similar officer of directors in the case of Wodgina.
“Officers’ Certificate” means a written certificate signed in the name of the Company, or Wodgina, as applicable, by its Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, its President or a Vice President, and by its Treasurer, its Secretary or an Assistant Secretary, or similar officer or directors in the case of Wodinga, and delivered to the Trustee. One of the Officers signing an Officers’ Certificate pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company or similar officer of Wodgina, as applicable.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and who may be an employee of, or counsel to, the Company and/or Wodgina or the Trustee.
“Notes” shall have the meaning given such term in the third recital of this Fifth Supplemental Indenture.
“Registration Rights Agreement” shall mean the registration rights agreement, dated November 25, 2019 among the Company, Wodgina and BofA Securities, Inc. and J.P. Morgan Securities LLC as representatives of the several initial purchasers listed in Schedule I thereto.
SECTION 2.    AMENDMENT OF TERMS OF THE INDENTURE WITH RESPECT TO THIS SERIES OF SECURITIES.
The following amendments to the Indenture in this Section 2 shall apply to the Notes issued pursuant to the Indenture pursuant this Fifth Supplemental Indenture:
2.1    Section 3.01 of the Indenture is hereby amended by inserting after clause “(24)” a new “(25)” and renumbering existing “(25)” as a new “(26)” as follows:
“(25) if Securities of such series shall be issued by Wodgina and whether such Securities will be guaranteed by the Company and the form of Global Security Legend for such Securities; and”
2.2    With respect to (a) Sections 1.03, 1.04, 1.05, 1.06, 1.07, 1.10, 1.15, 3.01, 3.03, 3.05, 3.06, 3.07, 3.08, 3.09, 3.11, Article 4, 5.02, 5.03, 5.04, 5.09, 6.03, 6.05, 6.07, 6.08, 6.10, 6.11, 6.14, 7.01, 7.02, 9.01 (other than 9.01(2)), 9.02, 9.03, 9.06, 9.07, 10.01, 10.02, 10.03, 10.04, 10.05, 10.06, Article Eleven and Article Thirteen of the Indenture, all references to the “Company” shall be deemed to be references to the Company and/or Wodgina, as applicable.
(b) Section 5.01(5) and (6) of the Indenture, the first reference to “the Company” shall be deemed to be references to “the Company or Wodgina” and the second reference therein to “the Company” shall be deemed to be references to “the Company or Wodgina, as applicable.”
(c) Section 5.01(7) and (8) of the Indenture, the references therein to “the Company or a Significant Subsidiary” shall be deemed to be references to “the Company, Wodgina or a Significant Subsidiary.”
(d) Section 5.15 of the Indenture, the references to “the Company” shall be deemed to be references to “the Company or Wodgina, as applicable.”
(e) Section 9.01(2) of the Indenture, the reference therein to “the Company and the Restricted Subsidiaries” shall be deemed to be a reference to “the Company and the Restricted Subsidiaries or Wodgina, as applicable.”
SECTION 3. FOR THE BENEFIT OF THE HOLDERS OF THE NOTES.
There is hereby authorized the following series of Notes:
3.1    A new series of senior unsecured Notes of Wodgina is hereby authorized and designated as the “3.450% Senior Notes due 2029,” the form of which is attached hereto as Exhibit A and the terms of which are incorporated herein by reference.
3.2    The Notes shall be guaranteed by the Company, as Guarantor and issued in an initial aggregate principal amount of $300,000,000. The forms of the Notes is set forth in Exhibit A hereto. The Notes shall include the legends set forth on the face of Exhibit A hereto, substantially in the form so set forth, except to the extent otherwise provided herein.
3.3     Article 3 of the Third Supplemental Indenture shall be applicable to the guarantee by the Guarantor of the Notes, other than Section 3.7(b) thereof which shall be inapplicable, and all references to “the Company” in Article 3 of the Third Supplemental Indenture shall be to Wodgina .
3.2    The Notes shall be issued initially in the form of one or more permanent global Securities, in registered form substantially in the form set forth in Exhibit A hereto (the “Global Securities”), registered in the name of the nominee of The Depository Trust Company, as Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by Wodgina and the Company, as Guarantor, and authenticated by the Trustee as provided in Section 3.03 of the Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.
3.3    Article Eight of the Indenture shall be replaced in its entirety with the following:
ARTICLE EIGHT
CONSOLIDATION, MERGER AND SALE OF ASSETS
SECTION 8.01. COMPANY AND/OR WODGINA MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.
Each of the Company and Wodgina shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all its properties and assets to any Person, unless:
(1) either (a) the Company or Wodgina, as applicable, shall be the continuing corporation or (b) the Person (if other than the Company) (the “Successor Corporation”) formed by such consolidation or into which the Company or Wodgina, as applicable, is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company or Wodgina, as applicable, (i)(x) in the case of the Company shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia or under federal law and (xx) in the case of Wodgina, a corporation or limited liability company organized and validly existing under the laws of Australia or any state thereof, and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company or Wodgina, as applicable, under the Securities and this Indenture;
(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Corporation or any Subsidiary of the Successor Corporation as a result of such transaction as having been incurred by the Successor Corporation or such Subsidiary at the time of such transaction), no Default or Event of Default exists;
(3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company or any Restricted Subsidiary would become subject to a Lien which would not be permitted by the Indenture, the Company or such Restricted Subsidiary will comply with Section 10.07; and
(4) the Company or Wodgina, as applicable, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been satisfied.
For purposes of this Section 8.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or Wodgina, as applicable, which properties and assets, if held by the Company or Wodgina, as applicable, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or Wodgina, as applicable, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or Wodgina, as applicable.
SECTION 8.02. SUCCESSOR SUBSTITUTED.
The successor Person formed by such consolidation or into which the Company or Wodgina, as applicable, is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Company or Wodgina, as applicable, under this Indenture with the same effect as if such successor had been named as the Company or Wodgina, as applicable, herein; and thereafter except in the case of a lease of all or substantially all of its properties and assets, the Company or Wodgina, as applicable, shall be discharged from all obligations and covenants under this Indenture and the Securities.
SECTION 4    MISCELLANEOUS.
4.1    Ratification of Indenture. The Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.
4.2    Governing Law. This Fifth Supplemental Indenture and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.
4.3    Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any federal or New York State court of competent jurisdiction sitting in the Borough of Manhattan, City of New York, in any action or proceeding arising out of or with respect to this Fifth Supplemental Indenture or the Notes (the ‘Specified Courts”). Any legal suit, action or proceeding arising out of or based upon the Notes (“Notes Related Proceedings”) may be instituted in the Specified Courts, and Wodgina irrevocably submits to the non-exclusive jurisdiction (including for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Notes Related Proceeding) of the Specified Courts in any Notes Related Proceeding. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any Notes Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Notes Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each party hereto irrevocably appoints Corporation Service Company at 1180 Avenue of the Americas, Suite 210, New York, New York 10036-8401, as its agent to receive service of process or other legal summons for purposes of any Notes Related Proceeding that may be instituted in any Specified Court.
4.4    Counterparts. This Fifth Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all collectively but one and the same instrument.
4.5    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and Wodgina. All rights, privileges, protections, indemnities and benefits granted or afforded to the Trustee under the Indenture (including as supplemented) shall be deemed incorporated herein by this reference and shall be applicable to all actions taken, suffered or omitted by the Trustee under this Fifth Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be executed as of the date first above written.

ALBEMARLE CORPORATION
By: /s/Karen G. Narwold
Name: Karen G. Narwold
Title: Executive Vice President, Chief
Administrative Officer and
Corporate Secretary
ALBEMARLE CORPORATION, as Guarantor
By: /s/Karen G. Narwold
Name: Karen G. Narwold
Title: Executive Vice President, Chief
Administrative Officer and
Corporate Secretary
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By: /s/Paul Vaden
Name: Paul Vaden
Title: Vice President

Executed by Albemarle Wodgina Pty Ltd in accordance with Section 127 of the Corporations Act 2001

/s/Karen G. Narwold	/s/ Mathew Shane Zauner
Signature of director	Signature of director/company secretary (Please delete as applicable)
Karen G. Narwold	Mathew Shane Zauner
Name of director (print)	Name of director/company secretary (print)

[Restrictive Legend, if applicable]
BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS NOTE OR INTEREST THEREIN CONSTITUTES ASSETS OF (I) ANY “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY “PLANS” DESCRIBED IN SECTION 4975(E)(1) OF THE CODE, (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THAT ENTITY OR (IV) A GOVERNMENTAL PLAN, CHURCH PLAN, NON U.S. PLAN OR OTHER PLAN NOT SUBJECT TO THE FOREGOING BUT THAT IS SUBJECT TO PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) (EACH SUCH PLAN, A “PLAN”) OR (B) THE ACQUISITION, HOLDING AND DISPOSITIONS OF THIS NOTE OR INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND (2) NONE OF THE ISSUER, THE TRUSTEE, THE PAYING AGENT, THE REGISTRAR, THE TRANSFER AGENT, THE INITIAL PURCHASERS OR THE GUARANTOR OR ANY OF THEIR RESPECTIVE AFFILIATES IS ACTING AS A FIDUCIARY TO ANY PLAN WITH RESPECT TO THE DECISION TO PURCHASE OR HOLD THIS NOTE OR IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR GIVE ADVICE IN A FIDUCIARY CAPACITY WITH RESPECT TO THE DECISION TO PURCHASE OR HOLD THIS NOTE.
[Regulation S Legend, if applicable]
(Face of Note)
ALBEMARLE WODGINA PTY LTD
Guaranteed by
ALBEMARLE CORPORATION
3.450% Senior Notes due 2029
CUSIP: [___]
ISIN: [___]
No. [_]    $[_]
ALBEMARLE WODGINA PTY LTD (ACN 630 509 303), a proprietary limited company incorporated under the laws of Australia (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of [_] DOLLARS ($[_]) on November 15, 2029.
Interest Payment Dates: May 15 and November 15
Record Dates: May 1 and November 1
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
[Signatures on the following pages]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: [_____]

Executed by Albemarle Wodgina Pty Ltd in accordance with Section 127 of the Corporations Act 2001

Signature of director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Dated: [_____]
This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association,
as Trustee
By:
Authorized Officer

ALBEMARLE CORPORATION, a Virginia corporation (the “Guarantor”, which term includes any successor Person under the Indenture dated as of January 20, 2005 (as amended and supplemented from time to time, the “Base Indenture”), between the Guarantor and U.S. Bank National Association, as successor to the Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York), as trustee (the “Trustee”), as further supplemented by a fifth supplemental indenture, dated as of November 25, 2019 (the “Supplemental Indenture”, the Base Indenture as so supplemented, the “Indenture”), among the Guarantor, the Company and the Trustee), unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions of the Indenture, the due and punctual payment of the principal of, any premium and interest on the Notes, when and as the same shall become due and payable, whether at maturity, redemption, repayment or otherwise, all in accordance with the terms set forth in Article 3 of the third supplemental indenture, dated as of November 24, 2014, among the Guarantor, Albemarle Holdings Corporation, Albemarle Holdings II Corporation and the Trustee.
The obligations of the undersigned to the Holders of the Notes and to the Trustee pursuant to this Guarantee and in the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

Dated: [_____]

ALBEMARLE CORPORATION

By: ____________________________
Name:
Title:

(BACK OF NOTE)
3.450% Senior Notes due 2029
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAYBE REQUIRED PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
Capitalized terms used herein shall have the meanings assigned to them in the Base Indenture or Supplemental Indenture, as applicable, referred to below unless otherwise indicated. The securities represented by this Note and any additional Securities of the same series issued under the Indenture are collectively referred to as “the Notes.”

1.Interest. Albemarle Wodgina Pty Ltd (ACN 630 509 303), a proprietary limited company incorporated under the laws of Australia (the “Company”), promises to pay interest on the principal amount of this Note at 3.450% per annum from the date hereof until maturity and Additional Interest (as defined in the Registration Rights Agreement), if any, payable pursuant to the Registration Rights Agreement referred to below. The Company shall pay interest in arrears semiannually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance through but excluding the date on which interest is paid. The first Interest Payment Date shall be May 15, 2020. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
2.Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on May 1 and November 1 (each a “Regular Record Date”) immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 3.07 of the Base Indenture with respect to Defaulted Interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the Interest Payment Date to the extent that the principal amount of the Notes held by such Holders is $1,000,000 or more. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture (as defined below), shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder.
4.Indenture and Registration Rights Agreement. The Company issued the Notes under an Indenture dated as of January 20, 2005 (as amended and supplemented from time to time, the “Base Indenture”), between the Guarantor and the Trustee, as further supplemented by a fifth supplemental indenture, dated as of November 25, 2019 (the “Supplemental Indenture”, the Base Indenture as so supplemented, the “Indenture”), among the Company, the Guarantor and the Trustee. This Note is subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. This Note is an obligation of the Company, which series is initially limited to $300,000,000 in aggregate principal amount. The Company may from time to time without notice to, or the consent of, the Holders of the Notes, create and issue additional Notes under the Indenture, equal in rank to the Notes in all respects (or in all respects except for payment of interest accruing prior to the issue date of the additional Notes, or except under certain circumstances for the first payment of interest following the issue date of the additional Notes) so that the new Notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption and otherwise as the Notes.
“Registration Rights Agreement” means that certain registration rights agreement dated as of November 25, 2019, among the Company, the Guarantor, BofA Securities, Inc. and J.P. Morgan Securities LLC, acting as representative of the several initial purchasers named therein, relating to the Notes, as such agreement may be amended, modified or supplemented from time to time.
5.Optional Redemption. At any time, or from time to time, prior to August 15, 2029 (the “Par Call Date”), the Company may redeem the Notes in whole or in part, at its option, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) from the Redemption Date through the Par Call Date (assuming the Notes matured on the Par Call Date), in each case discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points.
At any time, or from time to time, on or after the Par Call Date, the Notes shall be redeemable as a whole or in part, at the option of the Company, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date.
The Company will pay accrued and unpaid interest on the principal amount being redeemed to, but not including, the Redemption Date.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes (assuming the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.
“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States and such dealer’s affiliates.
“Reference Treasury Dealer” means each of (1) BofA Securities, Inc. and J.P. Morgan Securities LLC or their respective affiliates which are Primary Treasury Dealers, and their respective successors and (2) two other Primary Treasury Dealers appointed by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.
“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
Notice of redemption shall be sent at least 15 but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at its registered address. If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes to be redeemed on a pro rata basis, by lot, or by any other method the Trustee deems fair and appropriate. The notice of redemption for the Notes shall state, among other things, the amount of the Notes to be redeemed, the Redemption Date, the manner in which the Redemption Price shall be calculated and the place or places that payment shall be made upon presentation and surrender of the Notes to be redeemed.
Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Notes or portions thereof called for redemption.
The Company shall pay interest to a person other than the Holder on the Regular Record Date if the Company elects to redeem the Notes on a date that is after the Regular Record Date but on or prior to the corresponding Interest Payment Date. In this instance, the Company shall pay accrued interest on the Notes being redeemed to, but not including, the Redemption Date to the same person to whom the Company shall pay the principal of those Notes.
6.Change of Control. Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes in accordance with Section 5 above by giving irrevocable notice to the Trustee in accordance with the Indenture, each Holder of Notes shall have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, up to but not including the date of purchase (the “Change of Control Payment”).
Unless the Company has exercised its right to redeem the Notes, within 30 days following the date upon which the Change of Control Triggering Event occurs or, at the option of the Company, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall send a notice to each Holder of Notes to their addresses as set forth in the Security Register, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit or cause a third party to deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.
The Change of Control Offer Notice shall state that Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.
The Change of Control Offer Notice shall state that the Paying Agent shall promptly pay to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note shall be in a principal amount of $2,000 or any greater amount in multiples of $1,000.
The Company shall not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a Default in the payment of the Change of Control Payment on the Change of Control Payment Date.
The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the terms of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the terms of the Notes by virtue of any such conflict.
“Change of Control” means the occurrence of any of the following after the date of issuance of the Notes:
(a)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Guarantor and the assets of its Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Guarantor or one of its Subsidiaries;
(b)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than the Guarantor or one of its Subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the Voting Stock of the Guarantor representing a majority of the voting power of the outstanding Voting Stock of the Guarantor;
(c)    the Guarantor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Guarantor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Guarantor or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Guarantor outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or
(d)    the adoption by the stockholders of the Guarantor of a plan relating to its liquidation or dissolution.
Notwithstanding the foregoing, a transaction (or series of related transactions) shall not be deemed to involve a Change of Control under clause (b) above if (i) the Guarantor becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Guarantor immediately prior to that transaction or (B) immediately following that transaction no person (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means (i) the rating of the Notes is lowered by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by the Guarantor of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period shall be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), and (ii) the Notes are rated below Investment Grade by each of the Rating Agencies on any day during the Trigger Period; provided that a Change of Control Triggering Event shall not be deemed to have occurred in respect of a particular Change of Control if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee at the Guarantor’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.
Notwithstanding the foregoing, no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Guarantor under the circumstances permitting the Guarantor to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.
“Rating Agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P ceases to provide rating services to issuers or investors, the Guarantor may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided that the Guarantor shall give notice of such appointment to the Trustee.
“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global, Inc., and its successors.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
7.No Sinking Fund. The Company shall not be required to make sinking fund payments with respect to the Notes.
8.Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing.
9.Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
10.Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Company, the Guarantor and the rights of the Holders of the Notes and each other series of Securities to be affected under the Indenture at any time by the Guarantor and/or the Company, as applicable, and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Notes and other Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Notes and each other series of Securities at the time Outstanding, on behalf of the Holders of all outstanding Notes and each other series of Securities at the time Outstanding, to waive compliance by the Guarantor and/or the Company, as applicable, with certain provisions of the Indenture and certain past Defaults (other than with respect to nonpayment or in respect of a provision that cannot be waived without the written consent of each Holder affected) under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
11.No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company or the Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantor under the Notes, the Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.
12.Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee.
13.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
14.CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
15.Guarantees. The Company’s obligations under the Notes are fully and unconditionally guaranteed by the Guarantor as set forth in the Indenture.
16.Ranking. The Notes and the Guarantee of the Guarantor shall be unsecured and unsubordinated obligations of the Company and the Guarantor, respectively, and shall rank equal in right of payment to all of the existing and future unsecured and unsubordinated indebtedness of the Company and the Guarantor, respectively.
17.Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness with respect to the Notes and (b) certain restrictive covenants (and related Events of Default) with respect to the Notes, in each case upon compliance by the Company with certain conditions set forth in the Indenture.
18.Satisfaction and Discharge. The Indenture contains provisions for satisfaction and discharge of the Notes at any time upon compliance by the Company with certain conditions set forth in the Indenture.
19.Certain Restrictions on Transfer and Related Provisions.
(a)    Notes offered and sold to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act (“Rule 144A”) (“Rule 144A Global Notes”) shall be issued initially in the form of one or more permanent global securities in fully registered form, and Notes offered and sold in reliance on Regulation S under the Securities Act (“Regulation S”), shall be issued initially in the form of one or more global securities in fully registered form (“Regulation S Global Notes”), in each case, without interest coupons and with the Global Notes Legend set forth in Section 19(d) below and the Restricted Notes Legend set forth in Section 19(c) below (each security, unless and until becoming an Unrestricted Note, a “Restricted Global Note”), which shall be deposited on behalf of the Holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Exchange Securities (as defined in the Registration Rights Agreement) shall be issued in the form of one or more permanent global securities in fully registered form without interest coupons and with the Global Notes Legend set forth in Section 19(d) below, and shall be deposited on behalf of the Holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee.
(b)    The Company shall execute and the Trustee shall authenticate and deliver initially one or more global securities that (i) shall be registered in the name of the Depositary for such global security or global securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary. If such global securities are Restricted Global Notes, then separate global securities shall be issued to represent Rule 144A Global Notes and Regulation S Global Notes so long as required by law or the Depositary.
Prior to the expiration of the period through and including the 40th day after the later of the commencement of the offering of the Notes and the closing of such offering (such period, the “Restricted Period”), beneficial interests in a Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if (i) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A, (ii) the transferor first delivers to the Trustee a written certificate to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a person who the transferor reasonably believes to be a “qualified institutional buyer” and is purchasing for its own account or the account of a “qualified institutional buyer”, in each case in a transaction meeting the requirements of Rule 144A, and (iii) the transfer is in accordance with all applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Restricted Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Global Notes.
Beneficial interests in a Rule 144A Global Note that is a Transfer Restricted Note may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available), provided that if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream for a non-U.S. person.
The aggregate principal amount of the global securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as provided herein and in the Indenture.
(c)    (i) Except as permitted by the following subclauses (ii), (iii), (iv) and (v), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Restricted Notes Legend”):
THIS NOTE AND THE GUARANTEE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR (IN THE CASE OF THE 144A NOTES) OR 40 DAYS (IN THE CASE OF REGULATION S NOTES) AFTER THE LATER OF THE ISSUANCE OF THE NOTES, THE ISSUE DATE OF ANY ADDITIONAL NOTES UNDER THE INDENTURE AND THE LAST DATE ON WHICH THE ISSUER OR ANY OF ITS AFFILIATES WAS THE OWNER OF THE NOTES OR ANY PREDECESSOR OF THE NOTES, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO PERSONS REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(C) AND 2(F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.
BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS NOTE OR INTEREST THEREIN CONSTITUTES ASSETS OF (I) ANY “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY “PLANS” DESCRIBED IN SECTION 4975(E)(1) OF THE CODE, (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THAT ENTITY OR (IV) A GOVERNMENTAL PLAN, CHURCH PLAN, NON U.S. PLAN OR OTHER PLAN NOT SUBJECT TO THE FOREGOING BUT THAT IS SUBJECT TO PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) (EACH SUCH PLAN, A “PLAN”) OR (B) THE ACQUISITION, HOLDING AND DISPOSITIONS OF THIS NOTE OR INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND (2) NONE OF THE ISSUER, THE TRUSTEE, THE PAYING AGENT, THE REGISTRAR, THE TRANSFER AGENT, THE INITIAL PURCHASERS OR THE GUARANTOR OR ANY OF THEIR RESPECTIVE AFFILIATES IS ACTING AS A FIDUCIARY TO ANY PLAN WITH RESPECT TO THE DECISION TO PURCHASE OR HOLD THIS NOTE OR IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR GIVE ADVICE IN A FIDUCIARY CAPACITY WITH RESPECT TO THE DECISION TO PURCHASE OR HOLD THIS NOTE.
For Regulation S Notes only: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

“Transfer Restricted Notes” means Notes that bear or are required to bear the foregoing
Restricted Notes Legend; and “Unrestricted Notes” means any Notes that are not Transfer
Restricted Notes.

(ii)     The Company, acting in its discretion, may remove the Restricted Notes Legend set forth in clause (c)(i) above from any Transfer Restricted Note at any time on or after the Resale Restriction Termination Date applicable to such Transfer Restricted Note. “Resale Restriction Termination Date” means, in the case of Transfer Restricted Notes sold in reliance on Rule 144A, the expiration of the applicable holding period with respect to such Notes set forth in Rule 144(d)(i) of the Securities Act and, in the case of Restricted Notes sold in reliance on Regulation S, 40 days after the later of the original issue date of such Notes and the date on which such Notes (or any predecessor of such Notes) were first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S. Without limiting the generality of the second preceding sentence, the Company may effect such removal by issuing and delivering, in exchange for such Transfer Restricted Note, an Unrestricted Note without such legend, registered to the same Holder and in an equal principal amount, and upon receipt by the Trustee of a written order signed by an officer of the Company stating that the Resale Restriction Termination Date applicable to such Transfer Restricted Note has occurred and requesting the authentication and delivery of an Unrestricted Note in exchange therefor given at least three business days in advance of the proposed date of exchange specified therein (which shall be no earlier than such Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Note to the Depositary or pursuant to such Depositary’s instructions or hold such Note as Custodian and shall request the Depositary to, or, if the Trustee is custodian of such Transfer Restricted Note, shall itself, surrender such Transfer Restricted Note in exchange for such Unrestricted Note without such legend and thereupon cancel such Transfer Restricted Note so surrendered, all as directed in such order. For purposes of determining whether the Resale Restriction Termination Date has occurred with respect to any Notes evidenced by a Transfer Restricted Note or delivering any order pursuant to this Section 19(c)(ii) with respect to such Notes, (i) only those Notes which a Principal Officer of the Company or Holdings actually knows (after reasonable inquiry) to be or to have been owned by an Affiliate of the Company shall be deemed to be or to have been, respectively, owned by an Affiliate of the Company; and (ii) “Principal Officer” means the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or Holdings. For purposes of this Section 19(c)(ii), all provisions relating to the removal of the Restricted Notes Legend set forth in clause (c)(i) above shall relate, if the Resale Restriction Termination Date has occurred only with respect to a portion of the Notes evidenced by a Transfer Restricted Note, to such portion of the Notes so evidenced as to which the Resale Restriction Termination Date has occurred. Each Holder of any Notes evidenced by any Restricted Global Note, by its acceptance thereof, (A) authorizes and consents to, (B) appoints the Company as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such holder’s behalf, as the Depositary or the Trustee may require to effect, and (C) upon the request of the Company, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depositary or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the Restricted Notes Legend (including by means of the exchange of all or the portion of such Restricted Global Note evidencing such Note for a certificate evidencing such Note that does not bear such legend) at any time after the Resale Restriction Termination Date.
(iii)    Upon any sale or transfer of a Transfer Restricted Note pursuant to Rule 144 under the Securities Act, the Security Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Note that does not bear the Restricted Notes Legend above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Security Registrar that, and if the Company or the Trustee so request, delivers an opinion of counsel to the effect that, such sale or transfer was made in reliance on Rule 144.
(iv)    After a transfer of any Transfer Restricted Notes pursuant to and during the period of the effectiveness of a shelf registration statement filed pursuant to the Registration Rights Agreement with respect to such Notes, all requirements pertaining to transfer restriction legends on such Notes will cease to apply, and an Exchange Security in global form, without restrictive transfer legends, will be available to the transferee of the Holder of such Notes.
(v)    Upon the consummation of an Exchange Offer (as defined in the Registration Rights Agreement) with respect to Transfer Restricted Notes, Exchange Notes in global form will be available to Holders that exchange such Transfer Restricted Notes in such Exchange Offer.
(d)    Notes issued in global form shall bear a legend in substantially the following form (the “Global Notes Legend”):
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAYBE REQUIRED PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
(e)    The Trustee shall authenticate and deliver at any time or from time to time, Exchange Securities for issue in an Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Transfer Restricted Notes upon delivery of an order executed by an officer of the Company.
20.Additional Amounts. All payments required to be made by the Company under or with respect to the Notes (the Company or any successor thereof making such payment, the “Payor”), will be made free and clear of and without withholding or deduction for or on account of, any taxes imposed or levied by or on behalf of any authority or agency having power to tax within any jurisdiction in which any Payor is incorporated, organized or otherwise resident for tax purposes, or engaged in business for tax purposes, or any jurisdiction from or through which payment is made by or on behalf of such Payor (each a “Relevant Taxing Jurisdiction”), unless such Payor is required to withhold or deduct such taxes by law or regulation.
If a Payor is so required to withhold or deduct any amount for or on account of taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or the Guarantee, as applicable, such Payor will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by any Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder or beneficial owner would have received if such taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:
(a)    any taxes that would not have been (or would not be required to be) so imposed, withheld, deducted or levied but for the existence of any present or former connection between the relevant Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, company or corporation) and the Relevant Taxing Jurisdiction, including, without limitation, such Holder or beneficial owner being or having been a citizen, domiciliary, national resident thereof, or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein (other than any connection arising solely from the acquisition or holding of any Notes, the receipt of any payments in respect of such Notes or the Guarantee or the exercise or enforcement of rights under the Guarantee);
(b)    any estate, inheritance, gift, sales, transfer, personal property or similar tax or assessment;
(c)    any taxes which are payable other than by withholding or deduction from payments made under or with respect to the Notes or the Guarantee;
(d)    any taxes that would not have been (or would not be required to be) imposed, withheld, deducted or levied if such Holder or the beneficial owner of any Notes or interest therein (i) complied with all reasonable written requests by the Payor (made at a time that would enable the Holder or beneficial owner acting reasonably to comply with such request) to provide timely and accurate information or documentation concerning the nationality, residence or identity of such Holder or beneficial owner or (ii) made any declaration or similar claim or satisfy any certification, information or reporting requirement, which in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of withholding or deduction of, all or part of such taxes;
(e)    any taxes imposed or withheld on or with respect to a payment which could have been made without deduction or withholding if the beneficiary of the payment had presented the Notes for payment (where presentation is required) within 30 days after the date on which such payment or such Notes became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Notes been presented on any day during the 30-day period);
(f)    any taxes imposed on or with respect to any payment made under or with respect to such Notes or the Guarantee to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the sole beneficial owner of such Notes;
(g)    any taxes payable under Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date of the Notes (or any amended or successor version), any regulations or official interpretations thereof, any intergovernmental agreement entered into in connection therewith, or any law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or
(h)    any taxes imposed or levied by reason of any combination of clauses (a) through (g) above.
The Payor will pay any present or future stamp, issue, registration, excise, property, court or documentary taxes, or similar taxes, charges or levies (referred to in this paragraph as “stamp taxes”) and interest, penalties and other reasonable expenses related thereto that arise in or are levied by any Relevant Taxing Jurisdiction on the execution, issuance, delivery, enforcement or registration of the Notes, the Indenture, the Guarantee or any other document or instrument in relation thereto (other than on a transfer or assignment of the Notes after the date hereof).
The Payor will make or cause to be made any withholding or deduction required in respect of taxes, and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction, in accordance with applicable law. Upon request, the Payor will use reasonable efforts to provide, within a reasonable time after the date the payment of any such taxes so deducted or withheld is made, the Trustee with official receipts or other documentation evidencing the payment of the taxes so deducted or withheld.
If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the Notes, the Payor will deliver to the Paying Agent with a copy to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 45th day prior to that payment date, in which case the Payor shall notify the Paying Agent and the Trustee promptly thereafter) a certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to Holders or beneficial owners on the relevant payment date.
The obligations described under this Section 20 shall survive any termination, defeasance or discharge of the Indenture or the Guarantee and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Payor is incorporated, organized or otherwise resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.
21.Optional Redemption for Changes in Withholding Taxes. The Company is entitled to redeem the Notes, at its option, at any time in whole but not in part, upon not less than 15 nor more than 60 days’ notice to the Holders, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Payor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts as a result of:
(a)    a change in, or an amendment to, the laws (including any regulations or rulings promulgated thereunder) or treaties of any Relevant Taxing Jurisdiction; or
(b)    any change in, amendment to, or introduction of any official published position regarding the application, administration or interpretation of such laws (including any regulations or rulings promulgated thereunder and including the decision of any court, governmental agency or tribunal), which change, amendment or introduction is publicly announced or becomes effective on or after the date of the indenture and the Payor cannot avoid such obligation by taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), provided that such Payor will not be required to take any measures that would result in the imposition on it of any material legal or regulatory burden or the incurrence by it of any material additional costs, or would otherwise result in any material adverse consequences. The foregoing provisions shall apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor permitted under Section 3.4 of the Supplemental Indenture is incorporated, organized or otherwise resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.
Whenever in the Indenture or this Note there is mentioned, in any context: (a) the payment of principal, (b) the payment of interest or (c) any other amount payable on or with respect to the Notes, such reference will be deemed to include payment of Additional Amounts as described under this Section 20 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Prior to the giving of any notice of redemption pursuant to this Section 21, the Company will deliver to the Trustee an officer’s certificate to the effect that the Payor cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Company will also deliver to the Trustee an opinion of counsel of recognized standing to the effect that the Payor would be obligated to pay Additional Amounts as a result of a change, amendment, or introduction described above. Absent manifest error, the Trustee will accept such opinion as sufficient evidence of the Payor’s obligations, to pay such Additional Amounts, and it will be conclusive and binding on the Holders.
22.Governing Law. The Notes are governed by, and construed in accordance with, the laws of the State of New York.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Albemarle Corporation
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
E-mail: legal.notices@albemarle.com
Attention: General Counsel

ASSIGNMENT FORM
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint ___________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _________________________
Your Signature: ________________________ (Sign exactly as your name appears on the face of this Note)
Signature Guarantee.

SCHEDULE OF INCREASES OR DECREASES IN PRINCIPAL AMOUNT
The initial principal amount of this Note is $[_]. The following increases or decreases in this Note have been made:

Date of Redemption or Repurchase	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal amount of this Note following such decrease or increase	Notation Made by or on Behalf of Trustee

Restrictive Legend
THIS NOTE AND THE GUARANTEE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR (IN THE CASE OF THE 144A NOTES) OR 40 DAYS (IN THE CASE OF REGULATION S NOTES) AFTER THE LATER OF THE ISSUANCE OF THE NOTES, THE ISSUE DATE OF ANY ADDITIONAL NOTES UNDER THE INDENTURE AND THE LAST DATE ON WHICH THE ISSUER OR ANY OF ITS AFFILIATES WAS THE OWNER OF THE NOTES OR ANY PREDECESSOR OF THE NOTES, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO PERSONS REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(C) AND 2(F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

Regulation S Legend
BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.